As filed with the Securities Exchange Commission on November  12, 2010
Registration No. 333 - 144787

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

STRASBAUGH
(Exact name of registrant as specified in its charter)

California	3559	77-0057484
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

825 Buckley Road, San Luis Obispo, California 93401
(805) 541-6424
(Address and telephone number of principal executive offices and principal place of business)

Alan Strasbaugh
Chief Executive Officer
Strasbaugh
825 Buckley Road
San Luis Obispo, California 93401
(805) 541-6424
(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
Rushika Kumararatne, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100

Approximate date of proposed sale to the public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF UNSOLD SECURITIES

We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (File No. 333 – 144787) (the “Registration Statement”) to deregister the securities remaining unsold under the Registration Statement because our obligation to keep the Registration Statement effective pursuant to the terms of our agreements with the selling shareholders has been terminated.  This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all of the shares remaining unsold under the Registration Statement.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Luis Obispo, State of California, on November 9, 2010.
STRASBAUGH

By:	/s/ Alan Strasbaugh
Alan Strasbaugh
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ ALAN STRASBAUGH	Chairman of the Board, Director and Chief Executive Officer	November 9, 2010
Alan Strasbaugh	(principal executive officer)

/s/ RICHARD NANCE	Chief Financial Officer (principal financial officer and	November 10, 2010
Richard Nance	principal accounting officer)

/s/ BRYANT RILEY	Director	November 10, 2010
Bryant Riley

/s/ DANIEL O’HARE	Director	November 10, 2010
Daniel O’Hare

/s/ JERAULD J CUTINI	Director	November 10, 2010
Jerauld J Cutini

Director
Martin Kulawski

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